                                                                    EXHIBIT 3.35

      MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)                                              Date Received
                                     FILED                          JUN 21 1984

                                  JUN 21 1984

                                 Administrator
                           MICHIGAN DEPT. OF COMMERCE
EFFECTIVE DATE:         Corporation & Securities Bureau

  CORPORATION IDENTIFICATION NUMBER 322-156

                           ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS

         (Please read instructions on last page before completing form)

      Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:

ARTICLE I

The name of the corporation is:

      PLASTICS U.S.A. CORPORATION

ARTICLE II

The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

ARTICLE III

The total authorized capital stock is:

   Common Shares 50,000 Par Value Per Share     $ 1.00
1.
   Preferred Shares -0- Par Value Per Share     $  -0-

and/or shares without par value as follows:

   Common Shares -0- Stated Value Per Share     $  -0-
2.
   Preferred Shares -0- Stated Value Per Share  $  -0-

3. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

      All shares are equal in all respects.

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE IV

1. The address of the registered office is

      1500 West Grand River Avenue          Williamston,   Michigan   48895
(Street Address)                                 (City)               (Zip Code)

2. The mailing address of the registered office if different than above:

_____________________           _________________________, Michigan   __________
 (PO Box)                                        (City)               (Zip Code)

3. The name of the resident agent at the registered office is: Clifford G. Baker

ARTICLE V

The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name                                      Residence or Business Address

    James R. Beuche                       126 S. Main St.
                                          Ann Arbor, MI 48104

ARTICLE VI (OPTIONAL, DELETE IF NOT APPLICABLE)

When a compromise or arrangement or a plan of recognization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VII (OPTIONAL, DELETE IF NOT APPLICABLE)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote. If a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

GOLD SEAL APPEARS ONLY ON ORIGINAL

Use space below for additional Articles or for continuation of previous Articles. Please identify any Article being continued or added. Attach additional pages if needed.

I, the incorporator(s) sign my name this 21st day of June, 1984.

/s/ James R. Beuche
--------------------------------
    James R. Beuche

___________________________________      _______________________________________

___________________________________      _______________________________________

___________________________________      _______________________________________

___________________________________      _______________________________________

___________________________________      _______________________________________

GOLD SEAL APPEARS ONLY ON ORIGINAL

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED IN THE BOX BELOW. Include name, street and number (or P.O. box), city, state and ZIP code.

James R. Beuche                                       Telephone:
HOOPER, HATHAWAY, PRICE, BEUCHE & WALLACE             Area Code (313)
126 S. Main St.                                       Number 662-4426
Ann Arbor,  MI    48104

                          INFORMATION AND INSTRUCTIONS

1. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will then be returned to the address appearing in the box above as evidence of filing.

      Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

2. This document is to be used pursuant to the provisions of Act 284, P.A. of 1972, by one or more persons for the purpose of forming a domestic profit corporation.

3. Article I -- The corporate name of a domestic profit corporation is required to contain one of the following words or abbreviations:
      "Corporation", "Company", "Incorporated", "Limited", "Corp.", "Co.", "Inc.", or "Ltd.".

4. Article II -- State, in general terms, the character of the particular business to be carried on. Under section 202(b) of the Act, it is sufficient to state substantially, alone or without specifically enumerated purposes, that the corporation may engage in any activity within the purposes for which corporations may be organized under the Act. The Act requires, however, that educational corporations state their specific purposes.

5. Article III (2) -- The Act requires the incorporators of a domestic corporation having shares without par value to submit in writing the amount of consideration proposed to be received for each share which shall be allocated to stated capital. Such stated value may be indicated either in item 2 of article III or in a written statement accompanying the articles of incorporation.

6. Article IV -- A post office box may not be designated as the address of the registered office. The mailing address may differ from the address of the registered office only if a post office box address in the same city as the registered office is designated as the mailing address.

7. Article V -- The Act requires one or more incorporators. The address(es) should include a street number and name (or other designation), city and state.

8. The duration of the corporation should be stated in the articles only if the duration is not perpetual.

9. This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

10. The articles must be signed in ink by each incorporator. The names of the incorporators as set out in article V should correspond with the signatures.

11.   FEES:   Filing fee................................................................   $10,00
      Franchise fee -- 1/2 mill (.0005) on each dollar of authorized
      capital stock, with a minimum franchise fee of ...................................   $25.00
      Total minimum fees [Make remittance payable to state of michigan).................   $35.00

12    Mail form and fee to:
              Michigan Department of Commerce
              Corporation and Securities Bureau
              Corporation Division
              P.O. Box 30054
              Lansing. Ml 48909
              Telephone: (517) 373-0493

GOLD SEAL APPEARS ONLY ON ORIGINAL

[ILLEGIBLE]

              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
               CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU

DATE RECEIVED                                              (FOR BUREAU USE ONLY)

                              This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name

     A. STUART TOMPKINS

Address
     P. O. BOX 222

City                          State             Zip Code
     SOUTHFIELD                 MI              48037-0222       EFFECTIVE DATE

Document will be returned to the name and address you enter above.
    If left blank document will be mailed to the registered office.

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
              FOR USE BY DOMESTIC PROFIT AND NONPROFIT CORPORATIONS
          (Please read information and instructions on the last page)

            Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

      1.    The present name of the corporation is: Plastics U.S.A. Corporation

      2.    The identification number assigned by the Bureau is:  322-156

      3. Article 1 of the Articles of Incorporation is hereby amended to read as follows:

               The name of the corporation is:

                    Uniloy Milacron U.S.A. Inc.

GOLD SEAL APPEARS ONLY ON ORIGINAL

COMPLETE ONLY ONE OF THE FOLLOWING:

4. (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

      The foregoing amendment to the Articles of Incorporation was duly adopted on the _____________ day of ______________, 19 ____________, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

         Signed this _____________ day of _____________, 19 ___________

        ______________________________          ______________________________
                  (Signature)                            (Signature)

        ______________________________          ______________________________
             (Type or Print name)                    (Type or Print name)

        ______________________________          ______________________________
                  (Signature)                            (Signature)

        ______________________________          ______________________________
             (Type or Print name)                    (Type or Print name)

5. (For profit and nonprofit corporation whose Articles state the corporation is organized on a stock or on a membership basis.)

      The foregoing amendment to the Articles of Incorporation was duly adopted on the 8th day of August, 2001 by the shareholders if a profit corporation, or by the shareholder or members if a nonprofit corporation (check one of the following)

      [ ] at a meeting the necessary votes were cast in favor of the amendment.

      [ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with
          Section 407(1) and (2) of the Act if  nonprofit corporation, or
          Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

      [x] by written consent of all shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

      [ ] by the board of a profit corporation pursuant to section 811(2).

          Profit Corporations             Nonprofit Corporations

Signed this 8th day of August, 2001   Signed this ____ day of _____, 19___

By /s/ H. C. O'Donnell
   ------------------------------   By ________________________________________
   (Signature of an authorized         (Signature of President, Vice-President,
       officer or agent)                     Chairman or Vice-Chairman)

    H. C. O'Donnell
   ------------------------------   ___________________________________________
    (Type or Print name)            (Type or Print name)  (Type or Print Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL